As filed with the Securities and Exchange Commission on September 19, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of the Registrant as specified in its charter)

Delaware	41-0129150

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)
4666 Faries Parkway
Decatur, Illinois 62526
(217) 424-5200
(Address and telephone number of the Registrant’s principal executive offices)

David J. Smith
Executive Vice President, Secretary and General Counsel
Archer-Daniels-Midland Company
4666 Faries Parkway
Decatur, Illinois 62526
(217) 424-5200
(Name, address and telephone number of agent for service)

Copies to:

Steven C. Kennedy W. Morgan Burns Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901	Edward S. Best Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60606
     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒       333-103291
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each	Amount	Proposed Maximum	Proposed Maximum
Class of Securities	to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered	Unit(1)	Offering Price(1)	Registration Fee
Debt Securities	$100,000,000	100%	$100,000,000	$11,770.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Faegre & Benson LLP
Consent of Ernst & Young LLP
Powers of Attorney

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and certain exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-103291) (the “Original Form S-3”) of Archer-Daniels-Midland Company, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on September 19, 2005.

ARCHER-DANIELS-MIDLAND COMPANY
/s/ Douglas J. Schmalz
Douglas J. Schmalz
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 19, 2005 by the following persons in the capacities indicated:

Signature	Title

G. Allen Andreas*	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Douglas J. Schmalz Douglas J. Schmalz	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Steven R. Mills Steven R. Mills	Group Vice President and Controller (Principal Accounting Officer)
Alan L. Boeckmann*	Director
Mollie Hale Carter*	Director
Roger S. Joslin*	Director
Patrick J. Moore*	Director
M. Brian Mulroney*	Director
Thomas F. O’Neill*	Director
O. Glenn Webb*	Director
Kelvin R. Westbrook*	Director

*	Douglas J. Schmalz, by signing his name hereto, does hereby sign this document on behalf of each of the above named officers and directors of the Registrant pursuant to powers of attorney duly executed by such persons.

/s/ Douglas J. Schmalz
Douglas J. Schmalz
Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description	Form of Filing
5	Opinion and consent of Faegre & Benson LLP	Electronic Transmission
23	Consent of Ernst & Young LLP	Electronic Transmission
24	Powers of attorney	Electronic Transmission